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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              FIRST SAVINGS BANK
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:
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      Letter first mailed to shareholders of First Savings Bancorp, Inc.
                                on May 19,2000

                                  May 19, 2000



{{NAME}}
{{NAME2}}
{{ADDRESS}}
{{CITY}}, {{STATE}}  {{POSTAL}}
{{COUNTRY}}

Dear Shareholder,

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                 The Board of Directors of First Savings Bancorp
               urges you to support the merger with First Bancorp.
--------------------------------------------------------------------------------

You have been mailed a proxy statement/prospectus regarding our proposed merger with First Bancorp. Please read the proxy statement/prospectus carefully before you vote. It contains important information about the merger.

The merger with First Bancorp is a good deal for shareholders. It represents an excellent opportunity to continue our financial leadership in Moore County.

Since 1922, we've prospered because we put our customers first. Since our conversion to a public company in 1994, we've built a widely acknowledged track record of rewarding our shareholders.

Now, after a thorough and complete investigation, we find the best way to continue our tradition of building value for shareholders and customers is to combine resources with First Bancorp.

The proxy statement/prospectus includes pro forma financial information about the merger. Based on this information and other information in the proxy statement/prospectus, we believe that with First Bancorp, shareholders will have a greater potential to experience: (a) increased earnings per share, (b) enhanced dividends per share and (c) enhanced return on equity.

Additional benefits to First Savings shareholders include:
----------------------------------------------------------

     1. First Savings shareholders are expected to receive an INCREASED DIVIDEND
                                                              ------------------
        equivalent to an annual dividend rate of $1.10 per share.

     2. First Savings shareholders will receive 1.2468 shares of First Bancorp stock for each of their First Savings shares. For example, for each 1,000 First Savings shares you own, as part of the merger you will receive 1,246 shares of the new banking company.

                       (Please turn to the reverse side)

(Shareholder letter, continued)

------------------------------------------

     3. To insure that the changes after the merger reflect the needs and wishes of First Savings customers, the new board will include seven current First Savings directors.

     4. The new company will continue to have the entire First Savings employee and management team in place, so customers will see very few changes in the way we do business.

     5. First Savings shareholders will own 49% of a banking company whose total shareholder equity should exceed $100 million.

     6. First Savings shareholders will become part of a banking company with assets that are expected to exceed $900 million. The company expects to operate 11 full-service offices in Moore County, 28 offices in other NC counties, for a total of 39 banking offices in the state.

     7. The new bank is expected to have the largest market share in Moore
       County.

     8. There will be more shareholders; thus stock liquidity should be increased.

     9. The merger will make First Savings shareholders part of a banking company that has the modern products and services Moore County banking customers want - and need. (Services they are buying every day from other banks in the county.)


We feel the best, most prudent, safest way for us to grow into a modern banking institution is to merge with First Bancorp. We urge you to join with our Board of Directors and vote "FOR" the merger.


The Board of Directors,
First Savings Bancorp


                       REMEMBER, EVERY VOTE IS IMPORTANT.

                    IT IS VERY IMPORTANT YOU CAST YOUR VOTE.

                          QUESTIONS? Call 910-692-6222

The above information has been provided by the Board of Directors of First Savings Bancorp, Inc. First Bancorp and First Savings Bancorp have filed a joint proxy statement/prospectus and other documents concerning the merger with the United States Securities and Exchange Commission ("SEC") and have mailed the joint proxy statement/prospectus to their shareholders. These documents contain important information and we urge you to read the joint proxy statement/ prospectus and other documents filed with the SEC carefully. You can obtain the documents free from the SEC's website, www.sec.gov. Our officers' and directors' interests in First Savings (stock, contracts, etc.) are described in First Savings' September 24, 1999 proxy statement which is also available on the SEC website. In addition, you may obtain free copies of these documents from the Corporate Secretary of First Savings Bancorp, P.O. Box 1657, Southern Pines, North Carolina 28388-1657, telephone (910) 692-6222.

Statement first mailed to shareholders of First Savings Bancorp, Inc.
                                on May 19, 2000

                  First Savings Bancorp - First Bancorp Merger

                              THE FACTS ARE OUT!

               You have been mailed a proxy statement/prospectus
                  for our proposed merger with First Bancorp.

    This proxy statement should answer many of your questions and dispel the misinformation that has been distributed about this merger.

                    Your Board of Directors firmly believes
      this merger is in the best interest of First Savings' shareholders.


 The proxy statement contains a lot of information.  We urge you to read all of
                                                     --------------------------
                                       it.
                                       --
         We especially call your attention to the following information.

1.  Page 86 - Shareholder Return Performance for First Bancorp - First Bancorp
                                                                 -------------
    has been a high performer.  The chart on this page illustrates that if you
    -------------------------
    had invested $100 in First Bancorp common stock on December 31, 1994 and reinvested all dividends, it would have been worth $266.47 at December 31, 1999, or an annualized return of 21.7%. This compares to First Savings' annualized five-year return as of June 30, 1999 of 6.7%.

2.  Pages 22-26 - Background of the Merger - This section describes the process
                                             ----------------------------------
    and logic we went through in making the decisions we made.  It notes that
    ---------------------------------------------------------
    discussions were held with 11 companies regarding a combination with First Savings. It also notes that at the time the decision was made to join with First Bancorp, there was no better offer.

3. Pages 28-30 - Opinion of First Savings' Financial Advisor - This section describes the thorough process and analysis that Ferguson & Company, an independent investment banking firm, went through that resulted in them concluding that the amount to be received in this merger is fair from a
                                                 --------------------------
    financial point of view to the shareholders of First Savings.  The analyses
    ------------------------------------------------------------
    obtained/prepared by a dissident shareholder are far less thorough than that contained in the proxy statement.


                       (please turn to the reverse side)

4. Page 12 - Historical and Pro Forma Comparative Per Share Data - The chart on this page, which does not consider any cost savings or revenue enhancements that may result from the merger, shows that if you combined the two bank's earnings in 1999 and applied the merger exchange ratio that First Savings
                                                                -------------
    shareholders earnings per share go up 14.5% (from $1.38 to $1.58) while for
    -------------------------------------------
    First Bancorp shareholders, their earnings per share go down (from $1.43 to $1.27). We believe earnings per share is a far greater component of
             -----------------------------------------------------------
    shareholder value than book value.
    ----------------------------------

5.  Pages 31-35 - Opinion of First Bancorp's Financial Advisor - Of particular note is the section entitled "Financial Impact Analysis." A dissident has been quoted as saying that First Bancorp can afford to pay a much higher exchange ratio. The second paragraph of this section notes that even after accounting for estimated cost savings and revenue enhancements, the merger is actually estimated to be 3.3% dilutive to First Bancorp's earnings per
                                     --------
    share.

These are just a few of the many things you need to consider as you read the proxy statement. We are confident that after you read the facts, you will agree
                  --------------------------------------------------------------
this merger is in the best interest of First Savings shareholders.
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                             -----------------------
                             Your Board of Directors
                      Recommends You Vote "For" the Merger

                      ------------------------------------


                       REMEMBER, EVERY VOTE IS IMPORTANT.
                        IT IS VITAL YOU CAST YOUR VOTE.

                         QUESTIONS?  Call 910-692-6222

                         -----------------------------

The above information has been provided by the Board of Directors of First Savings Bancorp, Inc. First Bancorp and First Savings Bancorp have filed a joint proxy statement/prospectus and other documents concerning the merger with the United States Securities and Exchange Commission ("SEC") and have mailed the joint proxy statement/prospectus to their shareholders. These documents contain important information and we urge you to read the joint proxy statement/prospectus and other documents filed with the SEC carefully. You can obtain the documents free from the SEC's website, www.sec.gov. Our officers' and directors' interests in First Savings (stock, contracts, etc.) are described in First Savings' September 24, 1999 proxy statement which is also available on the SEC website. In addition, you may obtain free copies of these documents from the Corporate Secretary of First Savings Bancorp, P.O. Box 1657, Southern Pines, North Carolina 28388-1657, telephone (910) 692-6222.